Exhibit 99.1

Bacterin Announces Further Expansion of its Sales Force

BELGRADE, MT— (GLOBE NEW SWIRE) — November 5, 2014 — Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of bone graft material and bioactive coatings for medical applications, today announced three senior additions to its Field Sales Organization.

Amy Radtke has joined us as a Director of IDN/ National Accounts. Amy has 14 years of medical sales and national management experience with a history of success at Lumenis, Burwood Group, Inc., and Dräger Medical, Inc.

Troy Knief has also joined us as a Director of IDN/National Accounts. Through his 13 years of medical sales, sales management and national account management experience he brings a track record of success at Baxter Healthcare/ApaTech Division, Anulex Technologies, Synthes Spine, MedPointe Pharmaceuticals and Forest Pharmaceuticals.

Kevin M. O’Dare has joined us as Regional Vice President in our Pennsylvania and New England region. With over 14 years in the medical device field, his credentials include achievements at Olympus Biotech (formerly Stryker Biotech), Ethicon Endo-Surgery and Osteotech, Inc.

Robert Di Silvio, President explained “We see an excellent opportunity for growth in Integrated Delivery Networks (IDNs) and Federal Government contracts, where the organizations can define and dictate product usage and can effectively influence the end-user surgeon. For this reason, one leg of Bacterin’s strategy is to add experienced selling resources with relationships in GPOs/IDNs and Federal Government facilities immediately.”

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologic products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com